Exhibit 10.15

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

COLLABORATION AGREEMENT

This Collaboration Agreement (this “Agreement”) are entered into on this November 5th, 2021 (“Effective Date”), by and between:

(1)	CONNEQT INC., a Delaware corporation whose registered address is 251 Little Falls Drive, Wilmington, DE 19808 (“CONNEQT”);

and

(2)	LifeQ B.V. incorporated and registered in the Netherlands with company number 69311544 whose registered office is at Emmalaan 25, Amsterdam 1075AT, the Netherlands (“LifeQ”).

RECITALS:

A.	LifeQ is the leading provider of on-device and cloud-based health metrics derived from PPG sensors that can be combined in a range of lifestyle, wellness, health, and clinical solutions. LifeQ is seeking to partner with a company to co-develop, have ongoing access to, and ability to co-innovate with a clinical grade wearable device leveraging LifeQ’s extensive experience and intellectual property in this sector;

B.	CONNEQT is the leading provider of clinical solutions for the non-invasive measurement of central blood pressure and other key heart health indicators. CONNEQT is seeking to extend these services to a broader consumer group by developing a PPG based wrist wearable to deliver both clinical and more general health solutions; and

C.	LifeQ and CONNEQT (each a “Party” and together the “Parties”) desire to enter into this Agreement to create a close working relationship whereby the Parties can work together to [***] market opportunities for such device and related services under mutually beneficial commercial terms.

AGREED TERMS:

1.	INTERPRETATION

1.1.	The definitions and rules of interpretation in this Clause apply in this Agreement.

Affiliate:	means any legal entity which is directly or indirectly controlling, controlled by or under common control of either Party; for purposes of this definition, control means direct or indirect ownership of at least fifty percent (50%) of the voting power of the shares or other securities for election of directors (or other managing authority) of the controlled or commonly controlled entity.

Agreement:	as defined in the Preamble.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Confidential Information:	means all information disclosed by or on behalf of a Party (in whatever medium including in written, oral, visual or electronic form and whether before or after the date of this Agreement) including all business, financial, commercial, technical, operational, organizational, legal, management and marketing information, which is either marked as being confidential or which would reasonably be understood to be confidential given the nature of the information or the circumstances of its disclosure.

CONNEQT Customers:	means all third-party consumers (whether individuals or companies).

CONNEQT Materials:	means all technology that CONNEQT or its Affiliate makes available or provides to LifeQ under this Agreement or any applicable SOW and any copies, extracts and portions of, or technology derived from, that technology, including those relating to CT Technology.

CONNEQT Solutions:	means collectively, [***].

Error:	means any failure of the Software to conform to or consistently perform in accordance with the applicable Specifications.

Force Majeure Event:	means any of the following circumstances beyond the reasonable control of a Party which occurs after time of signing this Agreement: (i) earthquakes, flood and other extreme adverse weather; (ii) outbreak of hostilities, or acts of terrorism; (iii) an act of any applicable government authority with jurisdiction over the Party (excluding any refusal or revocation of any license or consent); (iv) fire or explosion; or (v) large scale failure of communications systems or Internet outages.

Intellectual Property Rights:	means all rights in inventions (whether or not the subject of patent protection), patents, utility models, designs (both registered or unregistered and including rights relating to semi-conductor topographies), rights with respect to trade secrets, database rights, copyright and trade marks (both registered and unregistered), together with all rights to registrations and applications for the same and including all similar or analogous rights and all other rights in the nature of intellectual and industrial property throughout the world and all future rights of such nature.

LifeQ Customers:	means LifeQ’s existing third-party industrial enterprise clients purchasing from CONNEQT (or its Affiliate) customized [***].

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

LifeQ Materials:	means all technology that LifeQ or its Affiliate makes available or provides to CONNEQT under this Agreement or any applicable SOW and any copies, extracts and portions of, or technology derived from, that technology, including those relating to LQ Services.

LifeQ Solutions:	means collectively, [***] and LifeQ cloud solutions (“LifeQ Cloud”).

Software:	means the algorithms, code, and other software technology, together with all documentation, and any updates.

SOW:	means a statement of work entered into by the Parties under this Agreement.

ODM:	means any third-party original design manufacturer engaged by CONNEQT for the purposes of designing, manufacturing, development, assembly, refinement, repair and refurbishment or other services in or in connection with the production of the [***].
PPG:	means photoplethysmography.

1.2.	The headings in this Agreement do not affect its interpretation. Except where the context otherwise requires, references to Sections and Schedules are to Sections and Schedules of this Agreement.

1.3.	Unless the context otherwise requires:

1.3.1.	References to LifeQ and CONNEQT include their permitted successors and assignees;

1.3.2.	References to statutory provisions include those statutory provisions as amended or re-enacted;

1.3.3.	A reference to one gender includes a reference to the other genders; and

1.3.4.	References to “including” or “includes” shall be deemed to have the words “without limitation” inserted after them.

1.4.	In the case of conflict or ambiguity between any provision contained in the body of this Agreement and any provision contained in the Schedules, the provision in the Schedules shall take precedence.

1.5.	Words in the singular include the plural and those in the plural include the singular.

1.6.	A “person” includes a natural person, corporate or unincorporated body (whether or not having separate legal personality).

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

2.	INTENT TO COLLABORATE. The Parties hereby agree to enter into this Agreement to set forth the terms and conditions of their collaboration to innovate, and leverage their collectively experience and intellectual property to develop and create, a PPG based wrist wearable device that delivers a unique combination of clinical and lifestyle related health metrics, insights, and solutions to users, as well as to set forth the Parties’ mutual understanding and agreement with respect to marketing and commercialization of such product and related services. Such wearable device will be commercialized as “CONNEQT Band” (“CT Band”). Each of CONNEQT and LifeQ will contribute certain health parameters into the CT Band and deliver such parameters (or parts thereof) to users through a CONNEQT mobile application (“CT Mobile App”), which is to be developed by CONNEQT with input from LifeQ. Access to the LifeQ mobile application or components thereof will also be provided.

3.	DEVELOPMENT AND HARDWARE OBLIGATIONS. In furtherance of the Parties’ agreement to collaborate under this Agreement, each Party hereby agrees to the following development and hardware obligations:

3.1.	CONNEQT Obligations. CONNEQT agrees to undertake or provide such hardware and software (including mobile applications) components and technology (“CT Technology”), which shall be developed and/or provided with the engineering support and guidance of LifeQ where required, as set forth in Schedule 1 attached hereto.

3.2.	LifeQ Obligations. LifeQ agrees to undertake or provide such engineering, technology and software support services (“LQ Services”), with the support and guidance of CONNEQT where required, as set forth in Schedule 2 attached hereto.

4.	COMMERCIALIZATION

4.1.	Commercialization Strategy. CONNEQT will be responsible for determining the commercialization strategies for the CT Band, including the branding, marketing, export and distribution of such product in one or more markets, and to offer, [***] via the CT Mobile App [***].

4.2.	Markets. The Parties agree that CONNEQT will be the seller, distributor, and provider of the CT Band, which will incorporate LifeQ EDGE Metrics, and which may be incorporated with CONNEQT solutions ([***]) and/or additional LifeQ solutions (LQ Premium), directly to CONNEQT Customers and LifeQ Customers referred to CONNEQT. In connection with the marketing and selling of the CT Band, CONNEQT will not be subject to geographic or other limitations or restrictions, except as may be provided under this Agreement. Each Party agrees to respect the other Party’s pre-existing customer relationships and will consult the other Party in advance to ensure that the Parties’ marketing efforts are aligned and complementary, provided, that LifeQ agrees to consult with CONNEQT before offering CT Band devices to customers other than LifeQ Customers.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

4.3.	Marketing and Branding.

(a)	CONNEQT will generally be tasked with formulating and developing the marketing and branding strategies for the device being marketed under the “CONNEQT” brand. However, references may be made to LifeQ or LifeQ Materials may be included in or integrated with marketing material and/or packaging for such device indicating that LifeQ is a technology solution partner on such device. If so, CONNEQT agrees that it will consult with LifeQ with respect to any joint promotional assets (website, marketing, social media, etc.) that referenced LifeQ or incorporated LifeQ Materials, provided, that with any marketing and branding that is primarily and principally focused on “CONNEQT” as the brand of the device, CONNEQT shall ultimately have final approval on the degree of LifeQ brand integration with the CT Band. The Parties agree that LifeQ branding may appear collaterally only if it does not detract from the ownership by, and branding rights of, CONNEQT with respect to the CT Band device.

(b)	The Parties agree to jointly market the CT Band device and the related solutions or parameters; however, ownership and control of the CONNEQT Solutions will belong solely to CONNEQT. Parties also agree to undertake joint marketing of the [***] for LifeQ Solutions, including through the CT Mobile App.

(c)	Subject to Section 4.4(c), market pricing of CT Band will be determined by CONNEQT at CONNEQT’s discretion.

4.4.	Product Development and Sales.

(a)	With respect to consulting services to be provided by LifeQ under this Agreement, CONNEQT agrees to pay LifeQ an initial one-time consulting services fee of $200,000 (“LQ NRE”) as follows:

(i)	Twenty-five percent (25%) thereof shall be payable upon commencement of [***] (or at such later time as the Parties may otherwise agree);

(ii)	followed by an additional twenty-five (25%) upon [***];

(iii)	the final fifty percent (50%%) shall be paid in [***] over the [***]; and

(iv)	CONNEQT shall pay each of the above amounts within 30 calendar days after receiving the corresponding invoice from LifeQ.

(b)	The CT Band will be made available to LifeQ at a mutually agreed wholesale price for sale and use by LifeQ in its own programs. The determination of such wholesale price offered to LifeQ will determined from time to time by the Parties, and each such pricing will apply until the Parties otherwise agree.

(c)	Revenues derived from the sale and distribution of CT Band to CONNEQT Customers and LifeQ Customers shall be allocated to the Parties in accordance with Schedule 3 attached hereto, which may be amended from time to time as the Parties may agree. For avoidance of doubt, any changes to Schedule 3 shall be mutually agreed upon by the Parties.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

5.	DELIVERY SOFTWARE.

5.1.	Each Party undertake to deliver the Software required for integration to the CT Band or the CT Mobile App, as may be applicable, within a timeframe, and in a format and via a method as the Parties may agree. LifeQ further undertakes to ensure that it will provide consistent and uninterrupted access to data, information and software through the LQ Cloud for services delivered to users of the CT Mobile App.

5.2.	In the event that a Software is determined to be non-compatible or contains Errors, the Party providing such Software shall be obligated to correct the defects as soon as commercially possible and re-submit the Software for use in connection the CT Band or the CT Mobile App, as may be applicable.

5.3.	If and when a new version or update to the Software (“Update”) is available, the relevant Party will make such Update available to be incorporate or integrated into the CT Band or the CT Mobile App, as may be applicable.

5.4.	Each Party will provide Software Support in connection with the use of its Software with the CT Band or the CT Mobile App, as applicable, at such Party’s own cost. For purpose of this Section 5.4, “Software Support” means maintenance and support services with respect to the Software, which maintenance and support services will include provision of sample code for integration purposes, the provision of Updates, help-desk support, answering questions concerning use of the Software, and correction of all Errors.

6.	GRANT OF LICENSE

6.1.	LifeQ, on behalf of itself and its Affiliates, hereby grants, with effect from the Effective Date to CONNEQT and/or its Affiliates a world-wide, non-exclusive, irrevocable, fully paid-up license, under any and all Intellectual Property Rights owned, licensable or otherwise controlled by LifeQ and/or its Affiliates, to incorporate, integrate and otherwise use the Software into and with the CT Band and the CT Mobile App, and to design, develop, manufacture, repair, refurbish, operate, maintain, support, test, market, demonstrate, promote, make available, distribute, sell, offer for sale, and otherwise use the CT Band and the CT Mobile App, including the rights to reproduce, modify, and install, execute, and configure the Software for those purposes. CONNEQT and its Affiliates are entitled to take all measures deemed necessary in order to integrate the Software into the CT Band and the CT Mobile App.

6.2.	The license in Section 6.1 includes the right of CONNEQT and its Affiliates to grant sublicenses to (a) ODMs to design, develop, manufacture, repair, refurbish, maintain, provide support, test, or [***], (b) CONNEQT Customers to market, demonstrate, promote, make available, distribute, sell and offer for sale the CT Band and (c) end users to install, execute and use the Software as reasonably required in connection with their use and operation of the CT Band and the CT Mobile App. The license grants CONNEQT Customers and end users sublicenses only to use the Software in the form embedded in or associated with the CT Band and the CT Mobile App.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

6.3.	Except as otherwise expressly provided herein, no additional license fees shall be payable by CONNEQT and no charge shall be levied by LifeQ against such ODMs, contractors, partners, and licensees in connection with the right granted under Section 6.2.

7.	INTELLECTUAL PROPERTY RIGHTS.

7.1.	CONNEQT Materials. CONNEQT owns all right, title, and interest in CONNEQT Materials and all related Intellectual Property Rights. If LifeQ acquires any rights in CONNEQT Materials or any related Intellectual Property Rights, LifeQ hereby assigns and agrees to assign those rights to CONNEQT (or, at CONNEQT’s option, a CONNEQT-designated Affiliate). CONNEQT Materials constitute Confidential Information of CONNEQT. CONNEQT reserves all rights in all CONNEQT Materials. CONNEQT and its Affiliates grant LifeQ no license to any CONNEQT Materials, other than a limited right to use CONNEQT Materials provided by CONNEQT or its Affiliates to LifeQ solely to perform LifeQ’s obligations under this Agreement or otherwise agreed to in writing by CONNEQT. LifeQ shall not use or permit any third party to use any CONNEQT Materials for its own or any other person’s or entity’s benefit or for any other purpose or at any other location except as permitted by this Agreement or as agreed to in writing by CONNEQT or its Affiliates.

7.2.	LifeQ Materials. LifeQ owns all right, title, and interest in LifeQ Materials and all related Intellectual Property Rights. If CONNEQT acquires any rights in LifeQ Materials or any related Intellectual Property Rights, CONNEQT hereby assigns and agrees to assign those rights to LifeQ (or, at LifeQ’s option, a LifeQ -designated Affiliate). LifeQ Materials constitute Confidential Information of LifeQ. LifeQ reserves all rights in all LifeQ Materials. LifeQ and its Affiliates grant CONNEQT no license to any LifeQ Materials, other than as expressly provided herein or a limited right to use LifeQ Materials provided by LifeQ or its Affiliates to CONNEQT solely to perform CONNEQT’s obligations under this Agreement or otherwise agreed to in writing by LifeQ. CONNEQT shall not use or permit any third party to use any LifeQ Materials for its own or any other person’s or entity’s benefit or for any other purpose or at any other location except as permitted by this Agreement or as agreed to in writing by LifeQ or its Affiliates.

7.3.	Research and Development.

(a)	Each Party may undertake internal research and development at such Party’s own cost that utilizes the solutions, and the Parties agree that (i) each Party will have access to the solutions therefor at no cost, and (ii) devices will also be made available to the Parties at cost.

(b)	Any Intellectual Property Right generated by a Party under such research and development effort, including those utilizing the devices and/or solutions, will belong to the Party conducting the research, unless otherwise agreed by the Parties.

(c)	For any new patentable technology (“New IP”) jointly developed by the Parties hereunder, ownership of such New IP shall be agreed upon by the Parties upon the development of the New IP or such later time as the Parties may otherwise agree.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

8.	TERM.

8.1.	Subject to earlier termination in accordance with the provisions of Section 9, this Agreement will come into effect on the Effective Date and will continue in force for an initial period of five (5) years (the “Initial Period”). Following the expiry of the Initial Period, this Agreement shall automatically renew for successive periods of one (1) year (each a “Renewal Period” and together with the Initial Period, the “Term”), unless terminated by either Party on providing the other Party with six (6) months written notice given prior to the end of the then-current term in which case the effective date of termination is the last day of the term in question.

9.	TERMINATION

9.1.	Either Party, by giving written notice to the other Party, may terminate this Agreement, in whole or in part as of the date specified in the notice of termination, if any of the following circumstances occur:

(a)	The other Party is in material breach of any of the terms of this Agreement, if such breach is incapable of remedy, or if such breach, being remediable, is not remedied within a period of sixty (60) days from the date of a written notice requesting the remedy; provided that if there is a good faith dispute as to whether there has been an unremedied material breach, the Parties will continue to perform until, and the Agreement will not terminate unless, (i) there is a final judicial resolution on the merits as to whether there has been such an unremedied material breach and (ii) the Party determined to be in breach fails to remedy the breach during the thirty (30) day period after such final determination; or

(b)	The other Party is unable to pay its debts as they fall due, passes a resolution for winding up (other than for the purposes of a solvent amalgamation or reconstruction) or if a court of competent jurisdiction makes an order to that effect, enters into a composition or scheme of arrangement with its creditors or if a receiver, manager, administrator or administrative receiver is appointed over any of its assets, ceases or threatens to cease to do business; or an analogous event occurs to the other Party in any jurisdiction.

9.2.	Upon termination or expiration of this Agreement, CONNEQT’s rights, obligations and licenses granted hereunder shall survive (a) for until the end of life and support of the CT Band that are then under production or in distribution at the time of termination or expiration; and/or (b) for so long as and to the extent necessary to allow CONNEQT to distribute the CT Band existing in its channel or inventory under normal production or which CONNEQT is under contractual obligation to supply as of the effective date of such termination or expiration (collectively, “Wind-Down Period”). Any sublicenses granted to end users will be perpetual and irrevocable and will survive any termination or expiration of this Agreement.

9.3.	The termination of this Agreement for any reason whatsoever shall be without prejudice to any right or obligation of any Party hereto in respect of this Agreement which has arisen prior to such termination or expiration.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

10.	REPRESENTATIONS & WARRANTIES

10.1.	Each Party represents and warrants to the other that:

(a)	it has the full corporate power and authority to enter into this Agreement and perform its obligations hereunder;

(b)	it has all rights necessary for (and is not subject to any restriction, penalty, agreement, commitment, or law which is violated by) its execution and delivery of, and performance under, this Agreement, and

(c)	this Agreement is a binding obligation upon it and is enforceable in accordance with its terms.

11.	CONFIDENTIALITY

11.1.	Each Party shall:

(a)	Use the Confidential Information of the other Party only for the exercise of its rights and proper performance of its duties under this Agreement;

(b)	Not without the disclosing Party’s written consent disclose or permit the disclosure of the other Party’s Confidential Information to any third party except to third parties that have a need to know the Confidential Information to perform the receiving Party’s obligations or exercise its rights under this Agreement;

(c)	Take all necessary and proper security precautions (and at least as great as those it takes to safeguard its own confidential information) to safeguard every part of the Confidential Information to prevent it from being disclosed or otherwise made available to any third party except as permitted by this Agreement;

(d)	Without keeping any copies, delete or deliver to the disclosing Party, within three (3) days of receipt of a request to do so made at any time, all Confidential Information which it holds of the other Party, except to the extent that the receiving Party requires such Confidential Information to exercise its rights under this Agreement; and

(e)	Have each implemented and shall maintain an information security program including administrative, technical and physical measures that secure and protect the confidentiality, integrity and availability of all Confidential Information and personal data of the other Party while in such Party’s possession against unauthorized, unlawful or accidental access, disclosure, transfer, destruction, loss or alteration.

11.2.	The receiving Party may disclose Confidential Information of the disclosing Party to those of its employees, officers and professional advisers who need to have access to it for the exercise of its rights and proper performance of its duties under this Agreement, provided that before disclosure is made, the receiving Party shall have obtained from such employees, officers and professional advisers binding obligations of confidentiality no less onerous than those set out in this Agreement. The receiving Party undertakes to enforce such confidentiality obligations and to be responsible for breaches of such confidentiality obligations by such persons.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

11.3.	The provisions of Section 11 shall not apply to Confidential Information that:

(a)	Was known to the receiving Party or in its possession before that information was received from, or from some person on behalf of, the disclosing Party and without an obligation of confidentiality with respect to such information owed to Discloser;

(b)	Is in or enters the public domain through no breach of this Agreement by the receiving Party or any person on its behalf, provided that this Section 11.3 shall only apply from the date that the relevant Confidential Information enters the public domain;

(c)	The receiving Party receives from a third party without similar obligations of confidentiality in circumstances where the third party did not obtain that information as a result of a breach of an obligation of confidentiality to the disclosing Party;

(d)	Is required to be disclosed to comply with legal process or binding order of any court of competent jurisdiction or any government body, agency or regulatory body, provided that the receiving Party shall (i) give the disclosing Party as much written notice of the disclosure as it reasonably can to enable the other Party to seek a protective order or other action protecting the Confidential Information from disclosure; (ii) disclose only such information as is required by the governmental entity and consult with the disclosing Party with a view to agreeing the timing and content of any such disclosure; and (iii) use reasonable efforts to obtain confidential treatment for any Confidential Information so disclosed; and

(e)	Is independently developed by the receiving Party without reference to the Confidential Information of the disclosing Party.

11.4.	If this Agreement is terminated, the receiving Party shall promptly return or destroy at the request of the disclosing Party all Confidential Information of the disclosing Party, except to the extent that the receiving Party requires such Confidential Information to exercise any rights that survive termination or expiration of this Agreement.

11.5.	The confidentiality obligations under this Section shall survive expiration or termination of this Agreement and be effective for a period of five (5) years after such expiration or termination (except with respect to any trade secrets, in which case such obligations will be perpetual).

11.6.	Notwithstanding any provision of this Agreement to the contrary, the provisions of this Section 11 shall survive the expiry or termination of this Agreement for any reason whatsoever.

12.	WAIVER. No failure or delay by a Party to exercise any right or remedy provided under this Agreement or by law shall constitute a waiver of that or any other right or remedy, nor shall it preclude or restrict the further exercise of that or any other right or remedy. No single or partial exercise of such right or remedy shall preclude or restrict the further exercise of that or any other right or remedy.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

13.	SURVIVAL. Without prejudice to the foregoing, any fees and other payment obligations incurred by a Party prior to expiration or termination of this Agreement shall survive and shall be paid by the responsible Party immediately after such expiration or termination.

14.	VARIATION. No variation of this Agreement shall be effective unless it is in writing and signed by the Parties.

15.	SEVERANCE. If any court or competent authority finds that any provision of this Agreement (or part of any provision) is invalid, illegal or unenforceable, the validity and enforceability of the other provisions of this Agreement shall not be affected. In such an event, the Parties shall negotiate in good faith to amend (and the Parties will authorize the competent authority to interpret) this Agreement to effect the Parties’ original intention as closely as possible.

16.	NO PARTNERSHIP OR AGENCY. Nothing in this Agreement is intended to, or shall be deemed to, establish any partnership or joint venture between any of the Parties, constitute any Party the agent of another Party, nor authorize any Party to make or enter into any commitments for or on behalf of any other Party.

17.	NOTICES

17.1.	Any notice required to be given under this Agreement shall be in writing and shall be delivered personally, or sent by registered mail or by commercial courier, to each Party required to receive notice as set out below:

CONNEQT:

CONNEQT, Inc.

251 Little Falls Drive, Wilmington, DE 19808, USA

Attention: [***]

Email: [***]

LIFEQ:

LifeQ B.V.

Emmalaan 25, Amsterdam 1075AT, The Netherlands

Email: [***]

Or as otherwise specified by the relevant Party by notice in writing to each other.

17.2.	Any notice shall be deemed to have been duly received:

(a)	If delivered personally, when left at the address and for the contact referred to in Section 17.1;

(b)	If sent by registered mail, at midday on the fifth working day after posting; and

(c)	If delivered by commercial courier, on the date and at the time that the courier’s delivery receipt is signed.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

18.	THIRD PARTY RIGHTS. This Agreement is personal to the Parties and their respective Affiliates, and any other person who is not a party to it shall have no right to enforce, or to enjoy the benefit of any provision of the Agreement.

19.	ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter of this Agreement and supersedes and extinguishes any prior drafts, agreements, undertakings, understandings, promises or conditions, whether oral or written, express or implied between the Parties relating to such subject matter.

20.	GOVERNING LAW AND DISPUTE RESOLUTION

20.1.	This Agreement and any dispute arising under or in connection with it, including any non-contractual claims and disputes, shall be governed by and construed in accordance with the laws of the Commonwealth of Australia.

20.2.	All disputes, controversies, or differences which may arise between the parties hereto, out of or in relation to or in connection with this Agreement, shall be heard and determined exclusively in a court of competent jurisdiction located in [Sydney], Australia. Each Party waives any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. Each Party further agrees that service by registered or certified mail, return receipt requested, delivered to such party at the address set forth in the signature page is effective service of process upon that party in any suit, action or proceeding.

21.	MISCELLANEOUS

21.1.	Assignment. Neither Party may assign this agreement or its rights or delegate its duties or obligations hereunder without the other Party’s prior written consent which shall not be unreasonably withheld. Notwithstanding the foregoing, CONNEQT may assign this Agreement to an Affiliate or in connection with a transaction involving the business to which this Agreement relates without the prior written consent of LifeQ. In the event of a change of control of LifeQ, at CONNEQT’s request by written notice, LifeQ will transfer the Agreement to the acquiring entity or successor and require that the acquiring entity or successor agree in writing to assume and be bound by the terms of this Agreement. Any such assignment, delegation or other transfer in contravention of this provision shall be null and void. This agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns, if any, of the Parties hereto.

[Signature page follows]

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives effective as of the Effective Date.

LIFEQ		CONNEQT

LIFEQ B.V.		CONNEQT, Inc.

By:	/s/ Laurence R. Oliver	By:	/s/ Craig R. Cooper
Name:	Laurence R. Oliver	Name:	Craig R. Cooper
Title:	CEO	Title:	CEO
Date:	November 5, 2021	Date:	November 8, 2021

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SCHEDULE 1: CONNEQT Obligations

[***]

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SCHEDULE 2: LifeQ Obligations

[***]

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SCHEDULE 3: Revenue Allocation

[***]

[***] Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.